   As filed with the Securities and Exchange Commission on June 17, 1996
                              Registration No. 33-
- ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                               __________________

                            STANDARD FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                              36-3941870
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)
                               __________________

                             800 Burr Ridge Parkway
                           Burr Ridge, Illinois 60521
                                 (708) 986-4900
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                               __________________

                            Randall R. Schwartz, Esq.
                       Vice President and General Counsel
                            Standard Financial, Inc.
                             800 Burr Ridge Parkway
                           Burr Ridge, Illinois  60521
                                 (708) 986-4900

    (Name, address, including zip code, and telephone number, including area code,of agent for service)

                                 With copies to:

                             John E. Freechack, Esq.
                             Douglas J. Tucker, Esq.
                    Barack, Ferrazzano, Kirschbaum & Perlman
                        333 West Wacker Drive, Suite 2700
                            Chicago, Illinois  60606
                                 (312) 984-3100


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following
box:   _X_

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box:   ___


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                  |                |  Proposed Maximum  | Proposed Maximum  |
       Title of Each Class        |  Amount to be  |   Offering Price   |    Aggregate      |     Amount of
  of Securities to be Registered  |   Registered   |   per Share (2)    |Offering Price (2) |  Registration Fee
- ----------------------------------|----------------|--------------------|-------------------|---------------------
  Common Stock, $0.01 Par Value   | 300,000 Shares |       $15.25       |    $4,575,000     |     $1,578.00
==================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Act solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the high and low prices of the shares of the Registrant's Common Stock as reported on The Nasdaq Stock Market on June 10, 1996.

                                       SFI
                            ------------------------
                            STANDARD FINANCIAL, INC.
                                     [LOGO]


                                 300,000 Shares

                     Common Stock, Par Value $0.01 Per Share




                               ------------------
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               ------------------


     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") described herein offers the holders of common stock, par value $0.01 per share ("Common Stock"), of Standard Financial, Inc. (the "Company") a simple and convenient method of automatically purchasing additional shares of Common Stock. Stockholders of the Company who participate in the Plan ("Participants") will have the cash dividends paid on their shares of Common Stock automatically reinvested in shares of Common Stock. Participation may be with regard to the full number of shares of Common Stock held or any partial number of shares held. Participants may also make optional cash purchases in amounts of at least $25 per month; provided, however, that the aggregate amount of additional cash purchases may not exceed $5,000 per calendar quarter for each Participant account.

     This Prospectus relates to 300,000 authorized and unissued or treasury shares of Common Stock of the Company registered for sale under the Plan, together with any additional shares resulting from any stock splits, dividends, recapitalizations or similar transactions. Shares of Common Stock acquired for the Plan will generally be purchased in the open market or through privately negotiated transactions, but may also be purchased from the Company directly. The purchase price of shares purchased in the open market or in negotiated transactions will be the average price per share paid for all of the shares purchased for the Plan with the proceeds of a single dividend and/or additional amounts received from all Participants for a single additional purchase. The purchase price of shares purchased from the Company will be the fair market value per share, as further described herein, on the date of the purchase. Stockholders who do not elect to participate in the Plan will continue to receive dividends, as declared and paid, by check or advice of credit. Participants will have their dividends, as declared and paid, automatically reinvested as further described herein.

     It is suggested that this Prospectus be retained for future reference.




                              --------------------

       THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS
         OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
             INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                              --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
            THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              ---------------------
                  The date of this Prospectus is June 15, 1996

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1400, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock being offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto and documents incorporated by reference. Statements contained in this Prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-24082), filed with the Commission on April 1, 1996.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the
Form 10-K referred to in (a) above.

     (c) The description of the Company's Common Stock, par value $0.01 per share, contained in Item 1 of the Company's Registration
Statement on Form 8-A (File No. 0-24082), originally filed with the Commission on May 9, 1994, and all amendments or reports filed for the purpose of updating such description.

     The Company will provide, without charge, upon written or oral request, to each person to whom a copy of this Prospectus is delivered, a copy of any document incorporated by reference herein (other than exhibits to such document, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to: Mr. Thomas M. Ryan, Executive Vice President and Chief Financial and Operating Officer, Standard Financial, Inc., 800 Burr Ridge Parkway, Burr Ridge, Illinois 60521; telephone number (708) 986-4900.

     All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
                                       2

                                   THE COMPANY

     The Company is a thrift holding company engaged in a full service community banking business through a wholly owned subsidiary, Standard Federal Bank for savings, Chicago, Illinois (the "Bank"). The Bank's primary market area is Chicago, Illinois, and its surrounding communities. In addition to engaging in banking activities, the Company engages in certain other banking and non-banking activities through additional subsidiaries which provide mortgage, insurance and other related services (collectively with the Bank, the "Subsidiaries").

     The authorized capital stock of the Company presently consists of 25,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). As of May 31, 1996, the Company had issued and outstanding 16,558,214 shares of Common Stock and no shares of Preferred Stock.

                THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The following question and answer format constitutes the Plan. The Plan is supplemented by the Stockholder Investment Services Agreement (the "Agreement") which will exist between Participants and Harris Trust and Savings Bank, Chicago, Illinois, which will administer the Plan (the "Agent"). The Agreement is included as Exhibit A to this Prospectus. Included with this Prospectus is a Stockholder Authorization Card, together with a pre-addressed, postage-paid envelope, to be used by holders of Common Stock who wish to participate in the Plan.


1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide participating stockholders with a simple and convenient method of investing cash dividends paid by the
Company on its shares of Common Stock into additional shares of Common Stock. The Agent will generally purchase shares of Common Stock in the open market or in negotiated transactions, but the Agent may also purchase authorized but unissued or treasury shares of Common Stock directly from the Company. The Company will not receive any funds from the purchases of shares of Common Stock made by the Plan in the open market or through privately negotiated transactions. If authorized but unissued shares or treasury shares of Common Stock are purchased from the Company for use in the Plan, the Company will apply the proceeds to general corporate purposes.


2.   Who is eligible to participate?

     All holders of record of the Company's Common Stock ("Stockholders") are eligible to participate in the Plan. Stockholders whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must either become holders of record by having their shares transferred into their own names, or must instruct their broker or nominee to act for them with respect to becoming a Participant and for any elections to be made under the Plan. Stockholders with questions regarding their eligibility to participate in the Plan should contact the Agent at the address provided in Question 4.


3.   What are the advantages of the Plan?

     Participants in the Plan will gain the following advantages:

     * the ability to purchase additional shares of Common Stock automatically with no additional action required;

     * reinvestment of dividends through the purchase of shares of Common Stock without the payment of any brokerage commissions;

     * full investment use of funds because the Plan is able to credit accounts with fractional shares; and

     * the avoidance of cumbersome safekeeping and record-keeping costs due to the custodial service and reporting which are provided as part of the Plan.


4.   Who administers the Plan for Participants?

     Harris Trust and Savings Bank, Chicago, Illinois, administers the Plan for the Company, serves as Agent for Participants, keeps records, sends statements of account to Participants and performs other duties related to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Agent (or its nominee) and credited to the account of individual Participants. All communications to the Agent regarding the Plan should be addressed to: Harris Trust and Savings Bank, P.O. Box A3309, Chicago, Illinois 60690.


5.   How does a Stockholder participate?

     A Stockholder may join the Plan at any time by completing and signing the Stockholder Authorization Card and returning it to the Agent. Additional
Stockholder Authorization Cards and pre-addressed, postage-paid return envelopes may be obtained by writing to the Agent.


6.   What are the features under the Plan?

     Participants may elect the full dividend reinvestment option or the partial dividend reinvestment option; which provide for the right:

     *    To make full reinvestments --
          Reinvest dividends on all certificated shares of Common Stock then or subsequently held, and reinvest dividends paid on all shares of Common Stock held or subsequently held by the Plan.

     *    To make partial dividend reinvestments only --
          Reinvest dividends on a specified portion of the certificated shares of Common Stock then or subsequently held and receive the cash dividend on
non-participating shares then or subsequently held, and    reinvest dividends
paid on all non-certificated shares of Common Stock held or subsequently held by the Plan.

     Under either option, the Agent will automatically reinvest all dividends paid on shares of Common Stock held by the Plan until participation with respect to these shares is terminated. For information regarding the termination of participation, see Question 21. The Stockholder Authorization Card allows Stockholders to indicate how they wish to participate in the Plan by checking the appropriate box.

     Participants may also send optional cash payments in minimum monthly amounts of $25 to the Agent to be used by the Agent to purchase additional shares of Common Stock for the Participant's Account (see Questions 24-27), and may send to the Agent for safekeeping any certificated shares of Common Stock which they currently hold or subsequently acquire provided the shares sent to the Agent for safekeeping are participating in the Plan, i.e., the respective Stockholder has elected to have the dividends on such shares reinvested through the Plan (see Question 16). Additional cash purchases may not exceed an aggregate of $5,000 per quarter per Participant account.

7.   When may a Stockholder join the Plan?

     A Stockholder may join the Plan at any time. If the Agent receives a Participant's Stockholder Authorization Card on or before the record date established for a particular dividend, reinvestment will commence with that dividend. The Company expects to pay dividends on Common Stock quarterly on or about the 15th day of February, May, August and November (or, if not a business day, the business day immediately preceding the 15th of such month), with the corresponding dividend record dates typically falling on the last day of the prior month (or, if not a business day, the business day immediately preceding the last day of such month). If the Stockholder Authorization Card is received after the record date established for a particular dividend, then the reinvestment of dividends will not begin until the next dividend payment date. For example, in the case of an August dividend with a declared record date of July 31st, if a Stockholder Authorization Card is received by the Agent on or before the July 31st dividend record date, the dividend on participating shares will be fully reinvested. However, if the Stockholder Authorization Card is received after the dividend record date, reinvestment of dividends will begin with the dividend paid to holders of record as of the October record date, and the Stockholder's August dividend check will be sent directly to the Stockholder. If a Stockholder sends an additional cash payment with his or her Stockholder Authorization Card, the additional cash payment will be used to purchase shares on the next practicable purchase date (see Question 24), even if the Stockholder Authorization Card is received by the Agent after the record date for the current dividend.


8.   How does the reinvestment of dividends work?

     The Plan works automatically. Instead of sending dividend payments on participating shares to Participants, the Company forwards these payments to the Agent. The Agent will automatically reinvest such funds, reduced by any required withholding for federal income tax purposes (see Question 20), in additional shares of Common Stock.


9. When and at what price will shares of Common Stock be purchased under the Plan?

     The Agent will use dividend proceeds and any amounts received from Participants for additional cash purchases to purchase Common Stock as soon as practicable (typically within five business days), but in no event later than 30 days after the payment date of the dividend or receipt of the additional funds, except where necessary to comply with federal securities laws. The Agent will generally purchase shares of Common Stock in the open market, as such market exists, at the then prevailing market price. If shares are purchased in the open market, it is unlikely that all of the shares purchased for Participants on any given purchase date will be purchased at the same price. The price at which the Agent will be deemed to have acquired shares for each Participant's account will be the average price of all shares purchased by it, as Agent for all Participants in the Plan, with the proceeds of a single cash dividend of the Company or with additional amounts received from Participants on such date. The Agent may also purchase shares directly from the Company, in which case the purchase price of such shares will be the fair market value per share on the date of the purchase, as determined by the average of the closing prices of the Common Stock, as quoted on The Nasdaq Stock Market, for the five trading days immediately prior to the date of the purchase. In making purchases for each Participant's account, the Agent may commingle such Participant's funds with those of other Participants.

10.  How many shares of Common Stock will be purchased for Participants?

     The number of shares to be purchased depends upon the amount of shares the Participant has participating in the Plan, the amount of dividends paid on those shares, as reduced by any withholding for federal income tax purposes (see Question 20), any additional amounts sent to the Agent for additional purchases and the purchase price of the Common Stock. Each Participant's account will be credited with the number of shares, including fractions computed to four decimal places, purchased under the Plan.


11. Are there any expenses to Participants in connection with purchases under the Plan?

     Participants will pay no additional brokerage commissions or other charges in connection with the purchase of Common Stock under the Plan.
Additionally, there are no charges for other normal transactions under the Plan, such as the issuance of share certificates or the termination or modification of participation in the Plan. Participants will, however, pay brokerage commissions and a service charge of $3.00 per transaction for any sales of shares made by the Agent for the Participant, including any shares sold in connection with a request to sell shares for which participation is being terminated. The Company or the Agent may be able to establish discount commission rates for Participants, and if so, all such discounts will be passed on, pro rata, to Participants. The Agent may also charge for additional services requested by a Participant which are not generally provided under the Plan.


12.  What kind of reports will be sent to Participants?

     Following each purchase of shares for a Participant's account, the Agent will mail to the Participant a statement of account showing the amount invested, purchase price, number of shares purchased, service charges (which will generally be zero) and other similar information for the year-to-date. These statements will be a complete record of each Participant's purchases and should be retained for income tax and other purposes. In addition, each Participant will receive copies of all communications sent to record holders of Common Stock, including the Company's Annual Report to Stockholders, a notice of the annual meeting, proxy statements and Internal Revenue Service ("IRS") information for reporting dividend income received.


13. Will dividends paid on the shares of Common Stock held in Participants' accounts under the Plan be automatically reinvested?

     As the record holder for any shares of Common Stock held in Participants' accounts under the Plan, the Agent will receive dividends paid on all such shares held by the Plan on the dividend record date, will credit such dividends to individual Participants' accounts on the basis of full and fractional shares held and will automatically reinvest such dividends, reduced by any withholding for federal income tax purposes (see Question 20), in additional shares of Common Stock.


14.  May a Participant change options under the Plan?

     A Participant may elect at any time to change his or her level of participation by requesting and executing a new Stockholder Authorization
Card and returning it to the Agent. Stockholder Authorization Cards may be obtained by contacting the Agent. Changes in the level of participation will be effective in the same manner as the initial authorization for participation.


15. Will certificates be issued for shares of Common Stock purchased under the Plan?

     Shares purchased by the Agent for a Participant's account will be registered in the name of the Agent or its nominee and will be held by the
Agent for safekeeping. This feature protects against loss, theft or destruction of stock certificates. The number of shares credited to the account of a Participant under the Plan will be shown on the statement of account sent to each Participant. Certificates for any shares credited to the account of a Participant will be issued within 30 days of receipt by the Agent of a written request by the Participant. If a Participant is reinvesting cash dividends with respect to any or all of his or her certificated shares, no certificates will be issued for the shares purchased with the dividends paid on such certificated shares unless certificates are expressly requested. Certificates representing fractional shares will not be issued under any circumstances.


16.  How does the share "safekeeping" service work?

     In addition to retaining the shares purchased under the Plan, the Agent provides a "safekeeping" service under which any certificated shares of
Common Stock sent by a Participant to the Agent for safekeeping are held for the Participant in a custodial account until certificates are requested. This safekeeping service is available for certificated shares of Common Stock which a Stockholder currently owns and for any certificated shares of Common Stock which a Stockholder subsequently acquires. Stockholders must be Participants to use the safekeeping service and the service is only available for shares which are participating in the Plan.

     If a Stockholder would like the Agent to hold shares which he or she currently holds or subsequently acquires, the Stockholder should send the certificates to the Agent at the address provided in Question 4. There is no charge for the safekeeping service. Stockholders may at any time request that certificates be issued for all or a portion of their shares held for safekeeping by contacting the Agent in writing. Certificates for fractional shares will not be issued. There is no charge for issuing certificates for shares held for safekeeping.


17.  May a Participant receive certificated shares purchased under the Plan?

     A Participant may at any time withdraw all or a portion of the shares credited to his or her account under the Plan and receive certificates representing such shares by notifying the Agent in writing that he or she wishes to withdraw shares and specifying the number of whole shares to be received. This notice should be mailed to the Agent at the address provided in Question 4. Certificates for whole shares of Common Stock which are withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional shares be issued.

     All future dividends paid on withdrawn shares and on shares remaining in the Participant's account will continue to be reinvested until five days after the Agent receives written notice of termination (see Question 21).


18. What happens to any fractional share when a Participant requests certificated shares from the Plan?

     If a Participant's account from which the complete withdrawal of shares is requested contains a fractional share, a cash payment equal to the current market price of the Common Stock, as determined by the Agent, multiplied by such fraction, together with certificates for the whole shares, will be mailed directly to the Participant.


19. What happens to a Participant's Plan account if all certificated shares of Common Stock in the Participant's own name are transferred or sold?

     If a Participant disposes of all shares of Common Stock for which they hold certificates or which are held by a broker on their behalf (i.e., shares which are not held by the Plan), dividends on all shares of Common Stock held by the Agent in the Participant's account, including dividends paid on shares held by the Agent for safekeeping, will continue to be reinvested until the Agent is notified that the Participant wishes to completely or partially terminate his or her participation in the Plan.


20.  What are the federal income tax consequences of participation in the Plan?

     The following general information is provided solely for informational purposes. The information provided in this section or elsewhere in this document should not be construed as the provision of tax advice by the Company.

     Under IRS rulings in connection with similar plans, a Participant will be treated for federal income tax purposes as having received a dividend on the dividend payment date equal to the fair market value on the dividend payment date of the shares purchased with reinvested dividends. The amount of dividends reinvested will be eligible, in the case of corporate Stockholders, for any dividends received deduction available under the Internal Revenue Code of 1986, as amended (the "Code").

     If the Participant is not subject to the "backup" withholding of federal income tax, the full amount of dividends received will be used to purchase shares under the Plan; however, if the Participant is subject to "backup" withholding, the amount of federal income tax withheld will reduce the amount available to purchase shares. Generally, a Participant is subject to "backup" withholding if: (i) the Participant fails to certify to the Company his or her social security number and that he or she is not subject to "backup" withholding; (ii) the IRS notifies the Company that an incorrect number was furnished; or (iii) the Participant is notified that he or she is subject to "backup" withholding under Section 3406(a)(1)(C) of the Code. Each
Participant will be required to furnish a Form W-9 to the Agent which contains the required certifications to have dividends on shares enrolled in the Plan reinvested without withholding.

     In the case of foreign Stockholders, taxable income under the Plan is subject to federal income tax withholding, and the Agent will make reinvestments net of the amount of tax required to be withheld. Regular statements of account confirming purchases made for foreign Participants will indicate the amounts of tax withheld.

     The tax basis of any shares acquired through the Plan will be the fair market value of such shares on the purchase date plus any commissions or fees paid in connection with the acquisition of the shares. The holding period for shares acquired through the Plan will begin on the day after the purchase date.

     A Participant will not realize any taxable income upon receipt of certificates for whole shares credited to the Participant's account under the Plan, either upon a request for withdrawal of such shares or upon the termination of participation in the Plan; however, upon withdrawal from the Plan, a Participant who receives a cash payment for a fractional share held in the Participant's account will, if the shares are held as a capital asset, realize a capital gain or loss, measured by the difference between the amount of cash received by the Participant and the Participant's basis in the fractional share (which will generally be equal to the price at which such fraction was credited to the Participant's account).

     For further information as to the tax consequences of participation in the Plan and sale of shares received under the Plan, Participants should consult their own tax advisors.


21.  How does a Participant terminate participation in the Plan?

     Participants may completely or partially discontinue the reinvestment of their dividends under the Plan at any time by notifying the Agent in writing to that effect. Notice of complete termination of participation in the Plan should be sent to the Agent at the address provided in Question 4. To prevent the reinvestment of dividends in accordance with the Plan, notice of termination must be received at least five days prior to the dividend record date for the next dividend to be paid. Participants may decrease (or increase) their level of participation in the Plan by returning to the Agent a properly completed Stockholder Authorization Card on or before the record date for which the change is to be effective.


22. What happens if the Company has a rights offering, issues a stock dividend or declares a stock split?

     If the Company should make available to its Stockholders warrants to purchase additional shares or other securities prior to the date on which the Participant terminates his or her participation in the Plan, the Agent will, if practicable, sell or direct the sale of the warrants accruing to shares held in each Participant's account and, after deducting applicable brokerage commissions, service charges and any required withholding for federal tax purposes, apply the net proceeds of such sales to the purchase of additional shares of Common Stock, unless prior to the record date for such warrants the Participant requests in writing that the Agent distribute to the Participant in certificate form the shares on which the warrants are being issued (see Question 17). With respect to any other rights distributed by the Company which are separate from the underlying shares of Common Stock, or which become separate from the underlying Common Stock, the Agent will distribute such rights to the Participant as soon as is practicable.

     Any stock dividend or shares resulting from stock splits with respect to shares held in a Participant's account will be credited to the
Participant's account, and all dividends paid on such shares will be reinvested until the Participant terminates his or her participation in the Plan with respect to such shares (see Question 21).


23. How will a Participant's Plan shares be voted at each meeting of Stockholders?

     Each Participant will be sent proxy forms representing both the shares registered in his or her own name and the shares held in his or her Plan account. When signed and returned, such proxies will be voted as directed. If the Participant does not have shares registered in his or her own name, the Participant will be sent a proxy form on which to indicate how the shares held in his or her Plan account are to be voted. If the proxy card or instruction form is not returned, or if it is returned unsigned by the Participant, none of the Participant's shares to which the proxy pertains will be voted.


24.  How does the optional cash purchase feature of the Plan work?

     Each Participant may purchase additional shares of Common Stock in addition to those shares purchased through the reinvestment of dividends by making optional cash payments to the Agent (as provided in Question 25). No optional cash payment may be in an amount less than $25 per Participant account per month or in an aggregate amount of more than $5,000 per Participant account per calendar quarter. The Agent will generally purchase Common Stock with any optional cash payment received from a Participant within five days of receipt of such amount, but reserves the right to hold such amounts for up to 30 days if market conditions or administrative factors make earlier investment impracticable. No interest will be paid by the Company or the Agent on optional cash payments held pending investment. The Company reserves the right to deem any two or more Plan accounts to be "affiliated accounts," in its sole discretion and without prior notice, and to further limit the aggregate quarterly amount of optional cash purchases which may be made by any such affiliated accounts.

25.  How are optional cash payments made?

     An initial optional cash payment may be made by a Participant when joining the Plan by enclosing a check or money order, payable to "Harris Trust and
Savings Bank" with the Stockholder Authorization Card. Thereafter, optional cash payments may be made monthly by sending a check in an amount of not less than

$25 to the Agent with a completed cash payment form, which form will be attached to each statement of account sent to Participants.


26.  Is there an obligation to make optional cash payments?

     There is no obligation to make an optional cash payment in any month, and the same amount of optional cash payment need not be made each month.
However, no optional cash payment will be accepted in an amount less than $25, and the aggregate amount of all such optional purchases may not exceed $5,000 per calendar quarter for each unaffiliated Plan account.


27.  May optional cash payments be returned to a Participant?

     Optional cash payments will be returned by the Agent, without interest, upon written request only if it is practicable to do so prior to the purchase of shares with such amounts. Optional cash payments are generally invested into shares of Common Stock within five business days of receipt by the Agent. Additionally, the Agent will return, without interest, any optional cash payments sent to the Agent if the Agent determines that the purchase of shares with such amounts is impracticable or if the Company has advised the Agent that the amounts will be used by an affiliated account (see Question 24) for impermissible purchases.


28.  Can Participants sell shares through the Agent?

     A Participant may sell any or all shares held in the Plan or held by the Agent for safekeeping by notifying the Agent in writing. Shares enrolled in the Plan but held by the Participant in certificated form may also be sold through the Agent after depositing these shares with the Agent. Any brokerage commission or service charge (see Question 11), any amount required to be withheld for income tax purposes and any applicable transfer taxes incurred in connection with the sale of shares by the Agent will be deducted from the proceeds of such sale. Sales will generally be made within five business days following receipt of the written request to sell, but the Agent reserves the right to delay such sales for up to 30 days if market conditions or administrative factors make an earlier sale impracticable. Proceeds will be sent to the respective Participant as soon as is practicable following the sale of the shares.


29. Are there any restrictions on the transferability of Common Stock purchased under the Plan?

     In general, no resale restrictions should apply to the resale or other transfer of shares of Common Stock purchased under the Plan. The shares of Common Stock to be purchased by the Agent for Participants generally will have been registered by the Company pursuant to the federal securities laws, although the Agent may purchase shares in the open market or in private transactions which have not been so registered. In either case, certain resale restrictions may apply if a Participant is an affiliate of the Company.


30.  Who interprets the Plan?

     Any questions of interpretation arising under the Plan will be determined by the Company's board of directors, or by an authorized officer with respect to any determinations regarding affiliated accounts (see Question 24), and any such determinations will be final.

31.  May the Plan be changed or discontinued?

     While the Company hopes to continue a Dividend Reinvestment and Stock Purchase Plan indefinitely, the Company reserves the right to suspend, terminate or amend the Plan at any time, including during the period between a dividend record date and the projected dividend payment date. Participants will be notified of any such suspension, termination or amendment of the Plan. The Company also reserves the right to terminate any Participant's participation in the Plan at any time.


32.  What is the responsibility of the Plan administrator?

     In administering the Plan, neither the Company nor the Agent will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim or liability arising from: (i) the failure to terminate a deceased Participant's account prior to receipt by the Agent of written notice of such death; (ii) the prices at which shares are purchased for a Participant's account; (iii) the time when purchases are made;
(iv) any fluctuations in the market value of the Common Stock; or (v) the failure to make optional cash purchases for any account deemed to be an affiliated account (see Question 24). Neither the Company, the Agent nor their respective agents can provide any assurance of a profit or protection against a loss with respect to any shares purchased or held for safekeeping under the Plan.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the Plan purchases made on the open market or in privately negotiated transactions. Net proceeds to the Company from the sale of treasury or authorized but unissued shares of Common Stock to the Plan will be used for general corporate purposes, including investments in or advances to the Subsidiaries.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     In accordance with the General Corporation Law of the State of Delaware found at Chapter 1 of Title 8 of the Delaware Code (the "DGCL"), Article X of the Company's Certificate of Incorporation (the "Certificate") provides that any director or officer of the Company, who in his or her capacity as such, is made or threatened to be made, a party to any suit or proceeding, must be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The DGCL further provides that such indemnification is not exclusive of any other rights to which such individuals may be entitled under a company's certificate of incorporation or any agreement, insurance policy, vote of stockholders or disinterested directors or otherwise. Additionally, under
Article XI of the Certificate, members of the board of directors of the Company may not be held personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty except for specifically enumerated acts.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                             DETERMINATION OF PRICE

     The purchase price of shares of Common Stock purchased in the open market or in negotiated transactions will be the average price per share paid for all of the shares purchased by the Agent for the Plan for the payment of a single dividend and/or the investment of additional amounts sent to the Agent by Participants. As provided in the Plan, the purchase price of shares purchased under the Plan from the Company will be the fair market value per share on the date of the purchase as determined by the average of the closing price of the Common Stock, as quoted on The Nasdaq Stock Market, for the five trading days immediately prior to the date of the purchase.


                                  LEGAL OPINION

     Certain legal matters in connection with the issuance of the Common Stock offered through this Prospectus are being passed upon for the Company by Barack, Ferrazzano, Kirschbaum & Perlman, Chicago, Illinois.


                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Ernst & Young LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                            EXHIBIT A
- -------------------------------------------------------------------------------

Stockholder Investment Services Agreement

1. As agent for the stockholder (the "Participant") of Standard Financial, Inc. (the "Company"), Harris Trust and Savings Bank (the "Agent"), after deducting the commissions and service charges specified below:

     (a) will apply all cash dividends paid on the shares of the Company's common stock held by the Participant or by the Agent for safekeeping and on any full shares or fractional interest in one share (to four decimal places) acquired by the Participant through the Dividend Reinvestment and Stock Purchase Plan (the "Plan") or otherwise, and will apply all cash payments of at least $25 per month per Plan account, up to $5,000 in any one calendar quarter per Plan account, received from the Participant for such purpose, to the purchase of full and fractional shares of the Company's common stock for the Participant's account (the "Account"); or

     (b) will apply the cash dividends paid on an otherwise specified number of the shares of the Company's common stock held by the Participant or by the Agent for safekeeping and on any full shares or fractional interest in one share (to four decimal places) acquired by the Participant through the Plan and will apply all cash payments of at least $25 per month per Plan account, up to $5,000 in any one calendar quarter per Plan Account, received from the Participant for such purpose, to the purchase of full and fractional shares of the Company's common stock for the Account.

Such purchases may be made directly from the Company, on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Agent, in its sole discretion, may determine. Notwithstanding anything to the contrary in this Section 1, the Agent reserves the right to refrain from making additional cash purchases for any Account deemed by the Company to be an affiliated account, as set forth in the Plan.

2. In making purchases for the Participant's Account, the Agent may commingle the Participant's dividends and cash payments with those of other participants in the Plan ("Participants"). In the case of each purchase, the price at which the Agent shall be deemed to have acquired shares for the Participant's Account shall be the average price of all shares purchased by it for Participants with their aggregate funds used for such purchase. The Agent may hold the shares of all Participants together in its name or in the name of its nominee. The Agent shall have no responsibility as to the market value of the Company's common stock acquired for the Participant's Account. Dividends will be invested by the Agent promptly after receipt, and in no event will dividends or cash payments be invested by the Agent later than 30 days after receipt except where necessary to comply with Rule 10b-6 under the Securities Exchange Act of 1934, as amended, or other applicable provisions of the federal securities laws. It is understood that, in any event, the Agent shall have no liability in connection with such inability to purchase shares or the timing of any purchases. Funds held by the Agent for the Participant will not bear interest. The Participant may withdraw his or her entire cash payment by written notice received by the Agent not less than five days before such payment is to be invested.

3. Following each purchase, the Agent will send to the Participant if his or her funds have been applied to such purchase, an advice of transactions in the Account since the last prior purchase for the Account, including a statement showing the current shares in the Account.

4. No certificate will be issued to the Participant for shares in his or her Account unless the Participant so requests of the Agent in writing, or the Account is terminated. Upon written request, the Agent will send the Participant certificates for any full shares credited to the Account. No certificate for a fractional share will be issued. Under the Plan, dividends on a fractional interest in a share will be credited to the Participant's Account.

5. The charge per sales transaction for the Agent's services for selling shares for the Account will be $3.00 per sales transaction. In addition, brokerage commissions for such sales will be charged to the Participant. Both the service charge and brokerage commissions will be deducted from the proceeds of the sale to be sent to the Participant. The Agent may also charge for additional services performed at the request of the Participant and not provided for herein.

6. It is understood that the reinvestment of the Participant's dividends will not relieve the Participant of any taxes which may be payable on such dividends. The Agent will report annually to the Participant the amount of dividends credited to the Account during the year.

7. The Agent will send to the Participant a form of proxy representing all shares of the Company's common stock held by the Participant in his or her Account. If the Participant does not direct the Agent as to how he or she wishes shares voted, the Agent will not vote such shares.

8. The Participant may terminate his or her Account at any time by giving written notice of termination to the Agent, but any such notice must be received by the Agent five days or more before a dividend record date or optional cash purchase date to be effective with respect to such dividend investment or optional cash purchase. If a termination notice is received by the Agent less than five days before the dividend record date or optional cash purchase date, shares will be purchased with the dividends paid for such record date or any optional cash payment previously sent to the Agent and the shares will be credited to the Participant's Account. Upon termination, the Participant will receive a certificate for all full shares in his or her Account unless cash is elected. If cash is elected, upon written request from the Participant, the Agent will sell such shares and send the net proceeds to the Participant after a service charge of $3.00 per transaction and applicable brokerage commissions have been deducted. The Agent may terminate the Participant's Account at any time in its discretion. In any case, the Participant will receive cash in lieu of any fractional interest in a share at the then current market value of the Company's common stock. If the Participant disposes of all shares registered in his or her name on the books of the Company, the Agent will continue to invest the dividends on the shares in the Account until otherwise notified in writing by the Participant.

9. Any stock dividend or stock split declared by the Company on shares held by the Agent for the Participant will be credited to the Participant's Account without charge. If the Company makes available to its stockholders warrants to purchase additional shares, debentures or other securities, such warrants accruing on shares held by the Agent for the Participant will be sold, if practicable, and the Agent will promptly apply the resultant funds to the purchase of additional shares of the Company's common stock for the Participant's Account. Such purchases will be reflected on the statement mailed to the Participant following the next investment of cash dividends and/or voluntary cash contributions for the Participant's Account. If the Participant wishes to exercise such rights, the Participant must, by written request received by the Agent prior to the record date for such rights, withdraw full shares from his or her Account by requesting that the Agent issue a certificate for these shares. With respect to any other rights distributed by the Company which are separate from the underlying shares of Common Stock, or which become separate from the underlying Common Stock, the Agent will distribute such rights to the Participant as soon as is practicable.

10. Neither the Agent nor its nominee or nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to this Agreement nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein. None of the foregoing shall be liable hereunder for any act done in good faith or for any good faith omission to act, including, without limitation, failure to terminate the Participant's Account prior to receipt of written notice of his or her death or with respect to the timing or the price of any purchase.

11. The Participant shall have no right to draw checks or drafts against his or her Account or to give instructions to the Agent in respect to any shares or cash held therein except as expressly provided herein.

12. Notices to the Participant may be given by letter addressed to the Participant at the last address of record with the Agent.

13. This Agreement may be amended or supplemented by the Agent at any time or times by mailing appropriate notice at least 30 days prior to the effective date thereof to the Participant at the last address of record. The amendment or supplement shall conclusively be deemed to be accepted by the Participant unless prior to the effective date thereof the Agent receives written notice of the termination of the Account. Any such amendment may include the appointment by the Agent in its place and stead of a successor agent under this Agreement. The Company is authorized to pay to such successor agent for the Account of the Participant all dividends payable on shares of the Company's common stock in the Account, the same to be applied by such successor agent as provided in this Agreement.

14. This Agreement and the Authorization Card signed by the Participant (which is deemed a part of this Agreement) and the Participant's Account shall be governed by and construed in accordance with the laws of the State of Illinois and the Rules of the Securities and Exchange Commission. This Agreement cannot be changed orally.

============================================================        ============================================================

No person has been authorized to give any
information or to make any representation not
contained in this Prospectus in connection with
the offer contained herein and, if given or made,
such information or representation must not be
relied upon as having been authorized by the                                               300,000 Shares
Company.  Neither the delivery of this Prospectus
nor any sale hereunder shall under any circum-
stances create any implication that there has been
no change in the affairs of the Company since the
date as of which information is set forth herein.                                               SFI
This Prospectus does not constitute an offer to                                       -----------------------
sell or a solicitation of an offer to buy any of                                      STANDARD FINANCIAL, INC.
the securities offered hereby in any jurisdiction                                              [LOGO]
where, or to any person to whom, it is unlawful to
make such offer or solicitation.


                                                                                            Common Stock








                     TABLE OF CONTENTS                                                       Prospectus

                                                       Page
                                                       ----

Available Information . . . . . . . . . . . . . . . . . . 2
Incorporation of Certain Documents
           by Reference . . . . . . . . . . . . . . . . . 2                            DIVIDEND REINVESTMENT
The Company . . . . . . . . . . . . . . . . . . . . . . . 3                           AND STOCK PURCHASE PLAN
The Dividend Reinvestment and
 Stock Purchase Plan. . . . . . . . . . . . . . . . . . . 3
Use of Proceeds . . . . . . . . . . . . . . . . . . . .  11
Indemnification of Officers and Directors . . . . . . .  11
Determination of Price. . . . . . . . . . . . . . . . .  11                                June 15, 1996
Legal Opinion . . . . . . . . . . . . . . . . . . . . .  12
Experts . . . . . . . . . . . . . . . . . . . . . . . .  12
Stockholder Investment Services
Agreement . . . . . . . . . . . . . . . . . . . . . . . A-1

============================================================        ============================================================

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses in connection with the sale and distribution of the Common Stock being registered. All amounts shown are estimates, except the Commission's registration fee.


     Commission registration fee. . . . . . . . . . . . . . . . $  1,578.00
     Annual Plan administration expenses. . . . . . . . . . . .    2,500.00
     Printing and mailing expenses. . . . . . . . . . . . . . .   15,000.00
     Fees and expenses of Company counsel . . . . . . . . . . .   15,000.00
     Accounting and related expenses. . . . . . . . . . . . . .      500.00
     Blue Sky fees and expenses . . . . . . . . . . . . . . . .    3,000.00
     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .      500.00

     Total. . . . . . . . . . . . . . . . . . . . . . . . . . . $ 38,078.00


Item 15.  Indemnification of Directors and Officers

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles X and XI of the Company's Certificate of Incorporation provide as follows:

                                    ARTICLE X

                                 Indemnification

               A. Each person who was or is made a party or is threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to such proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               B.   The right to indemnification conferred in Section A of this
          Article X shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article X shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

               C. If a claim under Sections A and B of this Article X is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct, set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article X or otherwise shall be on the Corporation.

               F. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

               E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the
Corporation or subsidiary or affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this
Article X with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

                                   ARTICLE XI

                       Elimination of Directors' Liability

               A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporation action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any appeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

Exhibit No.              Description

     4.1       Certificate of Incorporation of Standard Financial,Inc.

     4.2       Bylaws of Standard Financial, Inc.

     4.3       Specimen Stock Certificate of Standard Financial, Inc.

     5.1 Opinion of Barack, Ferrazzano, Kirschbaum & Perlman regarding legality of securities being registered

    23.1       Consent of Ernst & Young LLP

    23.2 Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included in opinion filed as Exhibit 5.1)

    24.1 Power of Attorney (included on the signature page of this Registration Statement)

    99.1 Stockholder Investment Services Agreement (included as Exhibit A to the Prospectus)

    99.2       Form of Stockholder Authorization Card

    99.3       Cover Letter to Prospectus

    99.4       Transmittal Letter for the Prospectus

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on June 13, 1996.

                                   STANDARD FINANCIAL, INC.


                                   By:  /s/ David H. Mackiewich
                                        David H. Mackiewich
                                        Chairman of the Board, President and
                                        Chief Executive Officer



                                   By:  /s/ Thomas M. Ryan
                                        Thomas M. Ryan
                                        Executive Vice President, Chief
                                        Financial and Operating Officer
                                        (principal financial and accounting
                                        officer) and Director

                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints David H. Mackiewich and Thomas M. Ryan, and each of them, the undersigned's true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on June 13, 1996.


Signature                          Title
- ---------                          -----

/s/ David H. Mackiewich
David H. Mackiewich                Chairman of the Board, President and Chief
                                   Executive Officer

/s/ Thomas M. Ryan
Thomas M. Ryan                     Executive Vice President, Chief Financial
                                   and Operating Officer (principal financial
                                   and accounting officer) and Director

/s/ Stasys J. Baras
Stasys J. Baras                    Director

/s/ John A. Brdecka
John A. Brdecka                    Director

/s/ Fred V. Gwyer
Fred V. Gwyer                      Director

/s/ George Lane
George Lane                        Director

/s/ Tomas A. Kisielius
Tomas A. Kisielius                 Director

/s/ Sharon Reese Dalenberg
Sharon Reese Dalenberg             Director

/s/ Albert M. Petkus
Albert M. Petkus                   Director

                                                 STANDARD FINANCIAL, INC.

                                                      EXHIBIT INDEX
                                                           TO
                                             FORM S-3 REGISTRATION STATEMENT

                                                      Incorporated
    Exhibit                                             Herein by                Filed       Sequential
     No.              Description                     Reference To              Herewith      Page No.
- ----------------------------------------------------------------------------------------------------------
     4.1     Certificate of                Exhibit 3.1 to the Registration
             Incorporation of Standard     Statement on Form S-1 filed with
             Financial, Inc.               the Commission by Standard
                                           Financial, Inc. on March 18,
                                           1994, as amended (SEC File No.
                                           33-76596)

     4.2     Bylaws of Standard            Exhibit 3.2 to the Registration
             Financial, Inc.               Statement on Form S-1 filed with
                                           the Commission by Standard
                                           Financial, Inc. on March 18,
                                           1994, as amended (SEC File No.
                                           33-76596)

     4.3     Specimen Stock                Exhibit 4.1 to the Registration
             Certificate of Standard       Statement on Form S-1 filed with
             Financial, Inc.               the Commission by Standard
                                           Financial, Inc. on March 18,
                                           1994, as amended (SEC File No.
                                           33-76596)

     5.1     Opinion of Barack,                                                    X
             Ferrazzano, Kirschbaum
             & Pealman

    23.1     Consent of Ernst &
             Young LLP                                                             X

    23.2     Consent of Barack,                                              Included in
             Ferrazzano, Kirschbaum                                          Exhibit 5.1
             & Pealman

    24.1     Power of Attorney                                               Included on
                                                                             Signature Page
                                                                             to this
                                                                             Registration
                                                                             Statement

    99.1     Stockholder Investment                                          Included as
             Services Agreement                                              Exhibit A to
                                                                             the Prospectus

    99.2     Form of Stockholder                                                   X
             Authorization Card

    99.3     Cover Letter to                                                       X
             Prospectus

    99.4     Transmittal Letter to                                                 X
             Prospectus
==========================================================================================================